EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Watsco, Inc. and subsidiaries of our report dated March 14, 2005, with respect to the consolidated financial statements of Watsco, Inc. and subsidiaries for the year ended December 31, 2004, included in the 2006 Annual Report to Shareholders of Watsco, Inc. and subsidiaries.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 33-7758, No. 33-37982, No. 333-00371, No. 333-01441 and No. 333-19803) of Watsco, Inc. and subsidiaries,

(2)	Registration Statement (Form S-8 No. 333-10363, No. 333-80341, No. 333-39380 and No. 333-126824) pertaining to the Watsco, Inc. Second Amended and Restated 1996 Qualified Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-82011, No. 33-51934 and No. 33-72798) pertaining to the Watsco, Inc. Amended and Restated 1991 Stock Option Plan, and

(4)	Registration Statement (Form S-8 No. 333-86006) pertaining to the 2001 Incentive Compensation Plan;

of our report dated March 14, 2005, with respect to the consolidated financial statements of Watsco Inc. and subsidiaries for the year ended December 31, 2004, incorporated herein by reference, and our report with respect to the financial statement schedule of Watsco, Inc. and subsidiaries for the year ended December 31, 2004, included in this Annual Report (Form 10-K) of Watsco, Inc. and subsidiaries.

/s/ ERNST & YOUNG LLP
Certified Public Accountants

Miami, Florida

February 27, 2007